Exhibit No. 99.1

AMENDMENT TO THE

EMPLOYMENT AGREEMENT

OF

JOSEPH TOMARCHIO JR.

This Amendment, dated as of May 14, 2014 (this “Amendment”) to the Employment Agreement between Monro Muffler Brake, Inc. (the “Company”) and Joseph Tomarchio Jr. (the “Executive”), dated February 11, 2014, and effective April 1, 2014 (the “Employment Agreement”).

RECITALS

WHEREAS, the Company and the Executive entered into the Employment Agreement; and

WHEREAS, the Company has identified a scrivener’s error in the Employment Agreement and the Company desires to correct such error;

NOW, THEREFORE, the parties hereto agree that the reference in Section 6.2(B) of the Employment Agreement to “the remaining eighteen months” is hereby corrected to provide “the remaining six months.”

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above, effective as of April 1, 2014.

MONRO MUFFLER BRAKE, INC.

By:	/s/ John W. Van Heel
John W. Van Heel, Chief Executive Officer

/s/ Joseph Tomarchio Jr.
Joseph Tomarchio Jr.